EXHIBIT 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of LightPath Technologies, Inc. of our report dated April 1, 2025, relating to the financial statements of G5 Infrared, LLC appearing in the Current Report on Form 8-K/A filed by LightPath Technologies, Inc. on May 2, 2025.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

December 5, 2025